UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

Commission File Number 000-8157

THE RESERVE PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	73-0237060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6801 Broadway Ext., Suite 300

Oklahoma City, Oklahoma 73116-9037

(405) 848-7551

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

(a) Annual Meeting. On May 19, 2015, The Reserve Petroleum Company (the “Company”) held its 2015 Annual Meeting of Stockholders.

(b) Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s stockholders:

1. –

Election of Nine Directors

				Broker
Nominee	For	Against	Abstentions	Non-votes

Robert T. McLain	85,190	1,052	—	14,898
Robert L. Savage	85,189	1,053	—	14,898
Marvin E. Harris, Jr.	85,191	1,051	—	14,898
Jerry L. Crow	85,191	1,051	—	14,898
William M.(Bill) Smith	85,186	1,056	—	14,898
Doug Fuller	85,195	1,047	—	14,898
Cameron R. McLain	85,194	1,048	—	14,898
Kyle McLain	85,190	1,052	—	14,898
John M. McLain	85,190	1,052	—	14,898

2. –

Ratification of the Selection of

HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2015	100,596	6	538	—

All nine nominated Directors were elected to serve for terms of one year each and the selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2015 was ratified.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2015.

Item 8.01

Other Events

On May 19, 2015, the Company’s Board of Directors approved a $10.00 per share cash dividend to be paid June 15, 2015 to the Company’s common stockholders of record at the close of business on June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Cameron R. McLain
Cameron R. McLain
Principal Executive Officer

Date:	May 21, 2015